UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Sale of Unregistered Securities.

On February 1, 2008, the Company temporarily reduced the exercise price of all of its outstanding warrants to $.20 and sent notification to all of its warrantholders to that effect.  As of February 1, 2008, the Company had  57,973,807 warrants issued and outstanding.  On February 28, 2008, the Company formally converted the warrants submitted pursuant to the warrant conversion program.  The total number of warrants converted was 9,184,547 with gross proceeds of $1,836,909.  Thus, as of February 28, 2008, 48,789,260 of the remaining warrants eligible for conversion remained issued and outstanding and reverted to their original terms.  The Company expects to record a non-cash expense in the first quarter of 2008 related to this conversion.

Item 5.02. Election of Director.

On  February 29, 2008, John E. Burrows, having been duly elected, joined the Board of Directors of the Company.  Mr. Burrows is expected to serve on the Company’s Audit Committee and Special Assessment Committee.  He may also serve on the Compensation Committee or the Nominating and Corporate Governance Committee.  There are no arrangements between Mr. Burrows and any persons pursuant to which Mr. Burrows was selected as a director.  Mr. Burrows will be granted 50,000 options pursuant to the Company’s 2007 Outside Director Cash Compensation and Stock Incentive Plan.

John Burrows is an accomplished executive with over 25 years of general management experience in drug delivery and specialty chemicals for the global pharmaceutical, food, personal care and metalworking markets.  He is the Lead Director of Technitrol, a $1.3B NYSE listed electronics company and a director of Kingsbury, Inc, a privately owned manufacturing company. John also advises private equity firms on transactions in drug delivery and the chemical industry and consults with a startup, point of service prescription fulfillment company.

Commencing in November 1995, Mr. Burrows was President and CEO of SPI Holding Co., a $230M private equity-owned company .  The company was sold in 1998 to ABF, a British holding company, providing a return to the private equity sponsors of over 600% in just four years.  Mr. Burrows continued with SPI  He again successfully sold the company to another strategic buyer in March, 2007.  Prior to joining SPI, John was the VP of North American operations for Quaker Chemical, responsible for the financial performance of 4 divisions in the NAFTA region.  John has a Bachelor of Science degree in Aerospace Engineering from Georgia Tech and an MBA from the University of Virginia.  Between the two degrees, he served for two years as a platoon leader in the US Army.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/Anthony Cherichella
Name: Anthony Cherichella
Title: Chief Financial Officer

Dated:  March 4, 2008